FACIBLE BIODIAGNOSTICS, INC., A DELAWARE CORPORATION

CLASS A COMMON STOCK SHARES

REGULATION A+ SUBSCRIPTION AGREEMENT

Investing in securities represented by shares of Class A common stock (“Shares”) of Facible BioDiagnostics, Inc. (the “Company”) involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment and such investment could be illiquid for an indefinite period of time. No public market currently exists for the Shares, and if a public market develops following this offering, it may not continue.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue-sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue-sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The Shares have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering, through the online website platform https://www. facible.com, (the “Platform” or “Portal”) or the SEC’s EDGAR website at www.sec.gov.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this Subscription Agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the Subscription Agreement, the offering circular or any of the other materials available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its affiliates, officers, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the Shares or to allot to any prospective investor less than the amount of Shares such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Shares shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

This agreement (“Subscription Agreement,” or “Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber”) and the Company and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of the Shares as described in the Company’s Offering Circular dated , 2022 (the “Offering Circular”), a copy of which has been delivered to Subscriber. The Shares are also referred to herein as the “Securities.”

SUBSCRIPTION

1.                  Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Shares to Subscriber at a purchase price of $5.80 per Share for the total amount set forth on the Subscription Agreement Signature Page (the “Purchase Price”), subject to the Company’s right to sell to Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

2.                  Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this Subscription is made subject to the following terms and conditions:

a.                   Contemporaneously with the execution and delivery of this Agreement through the Platform, Subscriber shall pay the Purchase Price for the Shares in the form of ACH debit transfer, wire transfer, or credit card. Your subscription is irrevocable. The escrow agent (the “Escrow Agent”) appointed by the Company will maintain all such funds for Subscriber’s benefit until the earliest to occur of: (i) the Closing (as defined below), (ii) the rejection of such subscription or (iii) the termination of the Offering by the Company in its sole discretion;

b.                  Payment of the Purchase Price shall be made by Subscriber via the Portal, and shall be held in escrow by the Escrow Agent until Closing, after which time, the funds tendered by Subscriber will be available to the Company;

c.                   This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company (the “Closing”), and the deposit of the payment of the Purchase Price for clearance will not be deemed an acceptance of this Agreement;

d.                  The Company shall have the right to reject this subscription, in whole or in part;

e.                   The payment of the Purchase Price (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

f.                    Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Shares owned by Subscriber reflected on the books and records of the Company and verified by the company’s transfer agent (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A;

g.                  The Offering is described in the Offering Circular, that is available through the online website platform https://www.facible.com, or the SEC’s EDGAR website at www.sec.gov. Please read this Agreement, the Offering Circular, and the Certificate of Incorporation of Facible BioDiagnostics, Inc. (the “Certificate”). While they are subject to change, as described below, the Company advises you to print and retain a copy of these documents for your records.

REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of the Closing:

3.                  Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.                  Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Agreement. Subscriber is purchasing the Shares for Subscriber’s own account. Subscriber has received and reviewed this Agreement, The Offering Circular and the Certificate. Subscriber and/or Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Offering to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interest in connection with an investment in the Shares.

5.                  Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

6.                  Accredited Investor Status or Investment Limits. Subscriber represents that either:

a.                   Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

b.                  The Purchase Price set out below, on the signature page of this Agreement, together with any other amounts previously used to purchase Securities in this Offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth. Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

7.                  Additional Subscriber Information; Payment Information. Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits. Subscriber acknowledges that Subscriber’s responses to questions on the Platform are true, complete and accurate in all respects. Payment information provided by Subscriber through the Platform is true, accurate and correct and such payment information shall be deemed to be a part of this Agreement as if and to the same extent that such information was set forth herein.

8.                  Company Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

9.                  Neither the Company nor the Platform is an Investment Advisor. Subscriber understands that neither the Company nor the Platform is registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

10.              Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

11.              Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page and provided on the Platform.

12.              Power of Attorney. Any power of attorney of the Subscriber granted in favor of the Company has been executed by the Subscriber in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

13.              No Brokerage Fees. Other than commissions payable to Rialto Markets, a licensed broker-dealer, as placement agent, there are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

14.              Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

15.              Terms and Conditions of the Platform. Subscriber acknowledges that it has read, understands and agrees to the terms and conditions, privacy policy and disclaimers on the Platform.

16.              Transfer Restrictions. Subscriber acknowledges and agrees that the Shares may be subject to restrictions on transfer pursuant to applicable federal and state laws, the Company’s Certificate, and this Agreement. The Shares may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the Shares under the Securities Act or an opinion of legal counsel satisfactory to the Company that such registration is not required or unless the Shares are sold pursuant to Rule 144 or Rule 144A of the Securities Act. The Shares shall bear a digital or physical restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates or instruments):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933 AND THEY ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER PURSUANT TO APPLICABLE FEDERAL AND STATE LAWS, THE COMPANY’S ARTICLES OF INCORPORATION AND THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE ORIGINALLY SOLD. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

ANY PURPORTED TRANSFER IN VIOLATION OF SUCH PROVISIONS SHALL BE VOID, AB INITIO.

SURVIVAL; INDEMNIFICATION

17.              Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants herein, and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

MISCELLANEOUS PROVISIONS

18.              Caption and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

19.              Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

20.              Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

21.              Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

22.              Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

23.              Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

24.              Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

25.              Notices. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of the Company (or that you submitted to us via the Platform). You shall send all notices or other communications required to be given hereunder to the Company via email at steven@facible.com (with a copy to be sent concurrently via prepaid certified mail to: Facible BioDiagnostics, Inc., 366 SW 5th Ave, Ste 104 Meridian, ID 83642, Attention: Investor Relations. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

26.              Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

27.              Digital Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Platform and hosting provider, including backups. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. By signing electronically below, you agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Alternatively, you may opt-out of this provision by printing a copy of this Agreement, signing it manually and returning it to the Company and, if your subscription is accepted, the Company will manually countersign it and return a countersigned copy to you via email.

28.              Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how the Company will provide certain documents that it is required by the Internal Revenue Service (the “IRS”) to send to you (“Tax Documents”) in connection with your Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099 and/or Schedule K-1. Occasionally, the Company is required to send you CORRECTED Tax Documents. Additionally, the Company may include inserts with your Tax Documents. The Company is required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form. By executing this Agreement on the Platform, you are consenting in the affirmative that the Company may send Tax Documents to you electronically and acknowledging that you are able to access Tax Documents from the site. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to: Facible BioDiagnostics, Inc., 366 SW 5th Ave, Ste 104 Meridian, ID 83642, Attention: Investor Relations. If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. You Must Keep Your E-mail Address Current with the Company. You must promptly notify the Company of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting the Company at: Facible BioDiagnostics, Inc., 366 SW 5th Ave, Ste 104 Meridian, ID 83642, Attention: Investor Relations, Phone (208)757-6996 or steven@facible.com.

29.              Electronic Delivery of Information. Subscriber and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Agreement and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

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